Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2002 (except for Footnotes 8 and 9, for which the date is December 18, 2002), relating to the financial statements and financial statement schedule of MapInfo Corporation, which appears in MapInfo Corporation's Annual Report on Form 10-K for the year ended September 30, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Albany, New York

February 18, 2003